Exhibit 10.22

AMENDMENT NO. 2 TO THE SERIES A REDEEMABLE PARTICIPATING

PREFERRED STOCK AND CLASS C COMMON STOCK PURCHASE AGREEMENTS

THIS AMENDMENT NO. 2 TO THE SERIES A REDEEMABLE PARTICIPATING PREFERRED STOCK AND CLASS C COMMON STOCK PURCHASE AGREEMENTS (this “Amendment”) is made and entered into as of the 26th day of September, 2002, by and between Kenexa Corporation, a Pennsylvania corporation (the “Company”), Wafra Acquisition Fund 14, L.P., a Delaware limited partnership (“Wafra”), Parthenon Investors, L.P. a Delaware limited partnership (“Parthenon”), PCIP Investors, a Delaware general partnership (“PCIP”) and Westbury Equity Partners SBIC, L.P. (“Westbury”).

BACKGROUND

A. The Company and Wafra entered into a Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement dated as of February 8, 2001 as amended by the Waiver and Amendment to Purchase Agreements dated as of March 29, 2001 (together, the “Wafra Purchase Agreement”). The Company, Parthenon and PCIP entered into a Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of February 8, 2001 as amended by the Waiver and Amendment to Purchase Agreements dated as of March 29, 2001 (the “Parthenon Purchase Agreement”). The Company and Westbury entered into a Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement dated as of March 29, 2001 (the “Westbury Purchase Agreement” and together with the Wafra Purchase Agreement and the Parthenon Purchase Agreement, the “Purchase Agreements”).

B. The parties hereto have agreed to amend the Purchase Agreements by deleting Section 6.5.1 (the working capital test) of each of the Purchase Agreements and to simultaneously amend the Second Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”) by increasing the Maximum Top-Amount (as defined in the Articles of Incorporation) from 26.67 to 36.66667 in order that the total amount of shares of the Company’s Class A Common Stock (“Class A Common Stock”) to which the holders of shares of the Company’s Series A Redeemable Participating Preferred Stock (“Series A Preferred Stock”) may become entitled under certain circumstances pursuant to Section C.8 of the Articles of Incorporation, as amended, will be increased from 800,000 to 1,100,000 in lieu of any additional issuance of shares of the Company’s Class C Common Stock (“Class C Common Stock”) to which Wafra, Parthenon, PCIP and Westbury would have been entitled pursuant to Section 6.5.1 of the Purchase Agreements.

C. The parties hereto have also agreed with the Company that the obligations of the Company pursuant to Section 6.5.2 of the Purchase Agreements shall be satisfied in full upon the Company’s issuance of 7,946.84 shares of Class C Common Stock to Wafra, 113,966.52 shares of Class C Common Stock to Parthenon, 4,017.96 shares of Class C Common Stock to PCIP and 3,074.68 shares of Class C Common Stock to Westbury. For purposes of Sections C.4.4(b) and C.5.4(c) of the Articles of Incorporation, the issuances pursuant to Section 6.5.2 of the Purchase Agreements shall be deemed to occur after the Third Amended and Restated Articles of Incorporation become effective.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to the Purchase Agreements: As consideration for replacing the “Maximum Top Up-Amount” of 26.67 in Section C.8.1(c) of the Articles of Incorporation with 36.66667, Section 6.5.1 of each of the Purchase Agreements shall be deleted in its entirety.

2. Satisfaction of Section 6.5.2: The Company shall issue: (i) 7,946.84 shares of Class C Common Stock to Wafra, (ii) 113,966.52 and 4,017.96 shares of Class C Common Stock to Parthenon and PCIP, respectively, and (iii) 3,074.68 shares of Class C Common Stock to Westbury in full satisfaction of the Company’s obligations under Section 6.5.2 of each of the Purchase Agreements and upon the issuance of such shares the Company shall have no further obligations pursuant to Section 6.5.2 of the Purchase Agreements.

3. Effective Date of Amendment: The amendment set forth in Section 1 hereof shall be effective upon the filing of the Third Amended and Restated Articles of Incorporation of the Company in the form attached hereto as Exhibit “A” (“Restated Articles”)(the “Effective Date”). The Company agrees to proceed diligently with seeking the necessary approvals and filing the Restated Articles.

4. Miscellaneous

4.1. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

4.2. Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Amendment will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.3. Amendments. The provisions of this Amendment, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the parties hereto.

4.4. Counterparts. This Amendment may be executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 26th day of September, 2002.

KENEXA CORPORATION

By:	/s/ Elliot H. Clark
Name:	Elliot H. Clark
Title:	Chief Operating Officer

WAFRA ACQUISITION FUND 14, L.P.

By:	WAFRA PARTNERS, L.P., its general
partner

By:	WAFRA PARTNERS, INC., in its capacity
as general partner of Wafra Partners, L.P.

By:	/s/ Peter Petrillo
Name:	Peter Petrillo
Title:	Managing Partner

PARTHENON INVESTORS, L.P.

By:	/s/ John Rutherford
Name:	John Rutherford
Title:	Managing Partner

PCIP INVESTORS, a Delaware general partnership

By:	/s/ John Rutherford
Name:	John Rutherford
Title:	Managing Partner

WESTBURY EQUITY PARTNERS SBIC, L.P

By:	Westbury SBIC, Inc., as its General Partner

By:	/s/ Joe Fogg
Name:	Joe Fogg
Title:	Managing Partner